UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under to §240.14a-12

GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT UPDATE ON SPECIAL MEETING

December 11, 2023

Dear Valued Stockholder,

Earlier today, Gladstone Capital Corporation (the “Company”) convened and adjourned its special meeting of stockholders (the “Special Meeting”), without any business being conducted other than the adjournment.

The Special Meeting was adjourned because a quorum was not present. The Special Meeting will be reconvened on January 4, 2024 at 10:30 A.M., Eastern Time at a virtual meeting. You will be able to attend the Special Meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/GLAD2023SM.

Only stockholders of record at the close of business on October 18, 2023 are entitled to vote at the Special Meeting. Stockholders who have already voted need not submit another vote unless they wish to change their vote.

Although the response of our stockholders who have voted on the proposal has been positive, if you have not yet voted, we need your vote in order to pass this important proposal. We encourage stockholders who have not yet executed a proxy to do so now.

Stockholders who have questions or need assistance voting may call our proxy solicitation agent Alliance Advisors, LLC at 833-786-5515, Mon- Fri from 9am-10pm ET and weekends 10am-6pm ET.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW ADVISORY AGREEMENT AS DESCRIBED IN THE PROXY STATEMENT FOR THE SPECIAL MEETING.

Please take a moment to vote your proxy by using the methods indicated on your proxy form.

Thank you for your investment in the Company and your vote.

Sincerely,

Gladstone Capital Corporation